Exhibit 5.1

Bingham McCutchen LLP

1900 University Avenue

East Palo Alto, CA  94303

March 27, 2003

Monolithic System Technology, Inc.

1020 Stewart Drive

Sunnyvale, CA 94085

REGISTRATION ON FORM S-8

Dear Ladies and Gentlemen:

We have acted as counsel to Monolithic System Technology, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about March 27, 2003 (the “Registration Statement”).  The Registration Statement covers the registration of 500,000 shares (the “Option Shares”) of common stock, par value $0.01 per share (“Common Stock”), under the Company’s 2000 Employee Stock Option Plan (the “Option Plan”) and 100,000 shares of Common Stock (the “Purchase Shares”) under the Company’s 2000 Employee Stock Purchase Plan (the “Purchase Plan”).

We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents.  In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.  We have further assumed that all options granted or to be granted pursuant to the Option Plan will be validly granted in accordance with the terms of the Option Plan, that all Option Shares to be issued upon exercise of such options will be issued in accordance with the terms of such options and the Option Plan and that all Purchase Shares sold will be sold in accordance with the terms of the Purchase Plan.  We have further assumed that the consideration paid for each Option Share and each Purchase Share shall be paid in such form and in such manner as the board of directors of the Company shall determine in compliance with Section 152 of the Delaware General Corporation Law and that such consideration shall be equal to the greater of (x) the value of such Option Share or Purchase Share as determined in good faith by the board of directors of the Company and (y) the par value thereof.  We have further assumed that the registration requirements of the Securities Act of 1933, as amended, and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in the state of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.  Upon the issuance and the delivery of the Option Shares upon the exercise of options granted or to be granted pursuant to the Option Plan in accordance with the terms of such options and the Option Plan and upon the Company’s receipt of the full purchase price therefor, the Option Shares will be validly issued, fully paid and nonassessable shares of the Company’s Common Stock.

2.  Upon the issuance and delivery of the Purchase Shares in accordance with the terms of the Purchase Plan and upon the Company’s receipt of the full purchase price therefor the Purchase Shares will be validly issued, fully paid and nonassessable shares of the Company’s Common Stock.

We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

This opinion is rendered solely in connection with the registration of the shares of Common Stock under the Registration Statement.

We consent to being named in the Registration Statement and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP